RELEASE AND TRANSACTION

  In consideration of the terms and conditions set out in the attached letters from SUNRISE TELECOM BROADBAND (hereinafter referred to as the "Company") dated April 24 and 28 2006 (hereinafter referred to as the "Letter"), DANIEL BABEUX (hereinafter referred to as the "Employee"), on behalf of himself, his heirs, administrators and assigns, hereby releases and forever discharges the Company, its parent company, their subsidiaries, divisions, affiliates, associated companies, predecessors and successors, and each of their respective shareholders, directors, officers, managers, agents, employees, representatives, insurers and assigns (hereinafter collectively and/or individually referred to as the "Sunrise Group"), jointly and severally, from any and all rights, actions, complaints, recourses, demands, damages, indemnities, costs, interests, loss, injury or claims of any nature and kind whatsoever, past, present or future, being directly or indirectly related to the Employee's employment or the termination of his employment with the Company.

  The Employee further acknowledges that the payment by the Company of the amounts and benefits mentioned in the Letter includes all amounts which are, were, or may in future be owing to the Employee by the Company or any member of the Sunrise Group by way of notice of termination, pay in lieu of notice of termination, compensatory indemnity, statutory notice, wrongful dismissal, severance pay, contractual or extra-contractual damages, salary, bonus, incentive compensation, commissions, options, shares, retirement contributions, expenses, relocation expenses, benefits, interests, allowances, vacation pay, holiday pay or any other claim of any nature whatsoever pursuant to the Civil Code of Québec, the Labour Standards Act, the Charter of Human Rights and Freedoms and any other applicable law, contract, policy, plan, regulation, decree or practice whatsoever.

  For greater certainty, it is understood and agreed that such amounts and benefits to be provided to the Employee by the Company are intended to be inclusive of, and not in addition to, any benefits and allowances or obligations prescribed by applicable employment legislation and are to be in full payment of the obligations under such legislation, including the individual notice, reasonable notice and benefits requirements and entitlements under such legislation.

  Without limiting the generality of the foregoing, the Employee hereby renounces to any right, action, complaint, demand, damage, claim or recourse of any nature whatsoever concerning his employment or concerning the termination of his employment with the Company that he has, had or may in future have against: (i) the Company or any member of the Sunrise Group before any judicial or quasi-judicial tribunal or government or statutory entity whatsoever; and (ii) any other person or party who may claim contribution or indemnity from the Company or any member of the Sunrise Group by virtue of said right, action, complaint, demand, damage, claim or recourse.

  The Employee acknowledges and agrees that as a consequence of his position with the Company, he has acquired, received, had access to or was entrusted with information which is strictly confidential or proprietary and he further acknowledges and agrees that the use or disclosure of this information by him to anyone could be highly detrimental to the Company and to each member of the Sunrise Group. Consequently, the Employee agrees and covenants not to, at any time, use, divulge, diffuse, sell, transfer, give, publish, circulate or otherwise distribute to any person, or otherwise disclose to the public, any Confidential Information. For the purpose of this Release and Transaction, "Confidential Information" shall mean all information howsoever received from or through the Company in whatever form (oral, written, machine readable or otherwise) pertaining to the Company and each member of the Sunrise Group, including, without limiting the generality of the foregoing, all information related to systems, names of clients, their identities and requirements, methods, processor circuits (firmware), software, source codes and compilers, design and manufacture, manufacturers and specifications, material, compositions, ideas, improvements, inventions, designs, formulas, sources of financing, personnel and their duties and capabilities, programs, plans, blue prints, projects and intangible property; provided however that the term "Confidential Information" shall not include information that: (i) is in the public domain, without any fault or responsibility on the part of the Employee; or (ii) is approved in writing by the Company for disclosure prior to its actual disclosure.

  In consideration of the payment by the Company of all the amounts and benefits described in the Letter and in this Release and Transaction, the Employee shall not, during a period of six (6) months following the date of his signature of this Release and Transaction, on his own behalf or on behalf of any other person whether directly or indirectly, in any capacity whatsoever, alone, through or in connection with any person;

    carry on or be employed by, be engaged in or have any financial or other interests in or be otherwise commercially involved in any endeavor, activity or business, in all or any part of Québec, which is substantially similar to or is in competition, in all or in part, with the Business; [NTD: To be discussed]

    solicit any Customer or procure or assist in the soliciting of any Customer, for any purpose which is in competition, in all or in part, with the Business;

    solicit the employment of any individual who is employed or engaged by the Company as of the date hereof for any purpose; and

    denigrate, through adverse or disparaging communication, written or oral, whether true or not, the operations or business of the Company and of any member of the Sunrise Group.

    For the purpose of this Article 6, the following words shall have the meanings set forth below:

    "Business" shall mean the manufacturing and research and development of test and measuring equipments for the telecommunication industry and customer support services in connection thereof; and

    "Customer" shall mean (a) any and all persons having purchased, retained or utilized the Company's goods or services in the course of the Business at any time during the twelve (12) month period preceding the date hereof; and (b) any person solicited by the Company with the Employee's knowledge for any purpose relating to the Business at any time during the twelve (12) month period preceding the date hereof.

  The Employer recognizes that all restrictive covenants described in Articles 5 and 6 will not result in the impairment of his ability to earn a livelihood, as he is fully able to utilize his skills and knowledge in other business applications and circumstances which will not in any way violate such restrictive covenants. The Employee further acknowledges the reasonableness and validity of the duration, geographic area and nature of the business, in light of the provisions provided herein and the specialized nature of the business of the Company.

  The Employee and the Company agree that the terms and conditions of the Letter and of this Release and Transaction shall remain at all times confidential, and that they cannot divulge to anyone their contents and the discussions which lead to the signing of the Letter and of this Release and Transaction, except to their legal and financial counselors and except if required to do so by a Court or under the law.

  The parties acknowledge that any section or other subdivision of this Release and Transaction or any other provision herein which is or becomes illegal, invalid or unenforceable shall be severed here from and shall be ineffective to the extent of such illegality, invalidity or unenforceability and shall not affect or impair the remaining provisions hereof, which provisions shall (a) be severed from any illegal, invalid or unenforceable section or subdivision of this Release and Transaction or any other provision herein and (b) otherwise remain in full force and effect.

  The Employee acknowledges that the payment of the amounts and benefits mentioned in the Letter and in this Release and Transaction shall not be construed as constituting any admission of liability of any nature whatsoever on behalf of the Company or any member of the Sunrise Group, such liability in fact being hereby denied.

  The Employee acknowledges that he was given sufficient time to review the terms and conditions of the present Release and Transaction and that he has had the opportunity to obtain independent legal advice from the attorney of his choice before signing this agreement.

  After having been satisfied that the present Release and Transaction is just and reasonable, the Employee acknowledges having executed it freely, voluntarily, without duress and after just consideration.

  The Employee and the Company acknowledge that the present Release and Transaction constitutes a transaction within the meaning of articles 2631 and following of the Civil Code of Quebec, and extends to the benefit of and binds the heirs, executors, successors and assigns of the parties hereto.

  The parties hereto agree that they have requested and are satisfied that the Letter and this Release and Transaction be drafted in English. Les parties aux présentes reconnaissent avoir requis que la lettre et le présent document soit rédigés en anglais.

IN TESTIMONY WHEREOF the parties hereinafter mentioned have signed on the dates and at the places mentioned hereafter:

	SUNRISE TELECOM INC. /S/ PAUL A. MARSHALL		/S/ DANIEL BABEUX
Per :	Paul Marshall		Daniel Babeux
Date:	April 27, 2006	Date:	May 2, 2006
Place:	San Jose CA	Place:	Longueuil, Que